                                                                   Exhibit 10(l)



                             BOND PURCHASE AGREEMENT
                             -----------------------


                     DEVELOPMENT AUTHORITY OF FULTON COUNTY
                   Taxable Economic Development Revenue Bonds
                          (ADESA Atlanta, LLC Project)
                                   Series 2002


         THIS BOND PURCHASE AGREEMENT dated as of December 1, 2002, among the DEVELOPMENT AUTHORITY OF FULTON COUNTY, a public body corporate and politic organized under the laws of the State of Georgia (the "Issuer"), ADESA ATLANTA, LLC, a New Jersey limited liability company, in its capacity as Purchaser hereunder (the "Purchaser") and ADESA ATLANTA, LLC, a New Jersey limited liability company, in its capacity as lessee under the hereinafter mentioned Lease (the "Lessee").

         1.       BACKGROUND
                  ----------

                  (a) The  Issuer proposes  to  issue  and  sell  not to  exceed
$40,000,000 in aggregate principal amount of its Taxable Economic Development Revenue Bonds (ADESA Atlanta, LLC Project), Series 2002 (the "Bonds"), the proceeds of which shall be used to finance the acquisition, construction, development and equipping of a wholesale vehicle auction facility on approximately 280 acres of land, which facility consists of certain buildings, structures, machinery, equipment and all related real and personal property deemed necessary or desirable in connection therewith (the "Project"). The Project is located in Fulton County, Georgia, and will be leased to the Lessee and used primarily as a wholesale automobile auction facility. The Project will be leased by the Issuer to the Lessee under the terms of a Lease, dated as of December 1, 2002 (the "Lease") between the Issuer and the Lessee requiring the Lessee to pay to the Issuer rental and other payments in such amounts and at such times as shall be required to pay the principal of and interest on the Bonds as and when the same become due. The Bonds shall be issued under and secured by a Trust Indenture dated as of December 1, 2002 (the "Indenture") between the Issuer and SunTrust Bank, Atlanta, Georgia, as Trustee (the "Trustee"), under the terms of which the Issuer's interest in the Lease and the rents, revenues and receipts to be derived by the Issuer under the Lease will be assigned and pledged to the Trustee as security for the payment of the Bonds.

                  (b) The Issuer proposes to sell the Bonds to the Purchaser and the Purchaser proposes to purchase the Bonds for its own investment purposes and not with a view towards any resale or public distribution thereof.

                  (c) The proceeds of the Bonds are to be applied to pay costs incurred in connection with the acquisition, construction and installation of the Project as contemplated by the Lease and the Indenture.

                  (d) The parties hereto contemplate that the interest paid on the Bonds will be includable in the gross income of the recipient or recipients thereof for federal income tax purposes because of the application of certain provisions of the Internal Revenue Code of 1986, as amended, and that, as such, the Bonds may not be offered for sale to the public without registration under the Securities Act of 1933, as amended, unless the Trustee has received an opinion of counsel satisfactory to the Trustee, the Issuer and the Lessee to the effect that failure to register the Bonds will not violate the Securities Act of 1933. The Issuer will cooperate fully at the request of the Lessee, and at Lessee's expense, in effecting such registration and in taking such other steps as may be deemed necessary or appropriate with respect to the Bonds, the Lease, the Indenture or this Bond Purchase Agreement to effect such registration in the event of any future public sale or disposition of the Bonds.

                  (e) The parties contemplate that the purchase price of the Bonds may be paid by the Purchaser in installments as provided in Paragraph 2 hereof.

         2.       PURCHASE, SALE AND CLOSING.
                  --------------------------

                  (a) Subject to the terms and conditions and in reliance on the representations, warranties and covenants herein set forth, the Purchaser agrees to purchase from the Issuer all of the Bonds, and the Issuer hereby agrees to sell to the Purchaser all of the Bonds, at a price of 100% of the principal amount of the Bonds. The parties agree that the aggregate principal amount of Bonds to be sold and purchased hereunder shall not exceed the principal amount specified in Paragraph 1(a) hereof. Such purchase price shall be deemed to be paid on and as of the date of the initial issuance of the Bonds (the "Closing Date") by (i) the payment of any amount under and pursuant to subparagraph (b) of this Paragraph as is paid on the Closing Date and (ii) the Purchaser's obligation evidenced hereby to make payments in the future under and pursuant to subparagraph (b) of this Paragraph 2. The Bonds shall bear interest at the fixed rate determined as provided in Section 202 of the Indenture.

                  (b) Pursuant to Section 4.3 of the Lease and Section 602 of the Indenture, the Lessee shall from time to time submit requisitions to the Trustee in an aggregate amount not to exceed $40,000,000. Unless such requisition does not clearly indicate that a copy of it has been sent to the Purchaser, the Trustee shall, upon receipt and review of each requisition, promptly transmit to the Purchaser by telecopy to the telecopier number set forth in Paragraph 9 hereof a letter directing the Purchaser to make payment for the Bonds in the amount of such requisition, in immediately available funds. The Purchaser shall within three (3) days of its receipt of a copy of such requisition from the Lessee or such letter of direction from the Trustee, whichever arrives earlier, pay to the Trustee the amount indicated thereon, and each such payment shall be deemed to be, and shall be, an installment payment of the Bonds. Such payments shall be made in such manner, until the Purchaser's payment obligations under this Agreement shall have been discharged in full as provided in subparagraph (d) below. The Trustee shall deposit all such payments received from the Purchaser in the Project Fund created under the Indenture.

                  (c) The Issuer shall be obligated, upon the maturity or earlier redemption of the Bonds, to pay to the Purchaser only up to the aggregate of all installments payments made hereunder as shall have been funded pursuant to the preceding subparagraph and accrued and unpaid interest, if any.

                  (d) The Purchaser's payment obligations under this Agreement shall be discharged in full on the earlier of (i) the date when the sum of the aggregate payments made hereunder equals $40,000,000 or (ii) the date when any and all directions for payment made pursuant to subparagraph(b) hereinabove made on or prior to the commencement of the Completion Date (as defined in the Lease) have been paid in full.

                  (e) All Bonds issued by the Issuer are to be sold to the Purchaser under and pursuant to this Bond Purchase Agreement and shall not be sold to any other purchaser or pursuant to any other agreement without an agreement in writing signed by the Issuer, the Trustee and such purchaser.

         3. PRIVATE SALE. The Purchaser agrees that it is purchasing the Bonds for its own investment account and not with a view towards any direct or indirect resale or public distribution thereof and agrees to execute and deliver to the Trustee on the Closing Date an investment letter in the form attached hereto as Exhibit "D".

         4. ISSUER'S REPRESENTATIONS AND WARRANTIES. The Issuer makes the following representations and warranties to the Purchaser:

                  (a) The Issuer is a public body corporate and politic created by and existing under the laws of the State of Georgia.

                  (b) The Issuer has full power and authority under the Constitution and laws of the State of Georgia (i) to acquire, construct and install the Project, (ii) to finance the acquisition, construction and installation of the Project by issuing and selling the Bonds, (iii) to lease the Project to the Lessee as provided in the Lease, (iv) to pledge the rents, revenues and receipts derived pursuant to the Lease to the Trustee as provided in the Indenture, (v) to execute, deliver and perform this Bond Purchase Agreement, the Lease and the Indenture in accordance with their respective terms, and (vi) to carry out and consummate all other transactions contemplated by each of the aforesaid documents.

                  (c) The Issuer has duly authorized all actions and complied with all provisions of law with respect to the execution, delivery and performance of this Bond Purchase Agreement, the Lease and the Indenture, and has taken all actions necessary or appropriate to insure that such documents constitute valid and legally binding obligations of the Issuer in accordance with their respective terms.

                  (d) When delivered to and paid for by the Purchaser in accordance with the terms of this Bond Purchase Agreement, the Bonds will have been duly authorized, executed, authenticated and issued and will constitute legal, valid and binding limited obligations of the Issuer enforceable in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that their enforceability may be limited by bankruptcy, insolvency or other laws affecting creditor's rights, and subject to the application of principles of equity, if equitable remedies are sought.

                  (e) Except for Additional Bonds (as defined in the Indenture), the Issuer has not and will not issue or sell any other bonds or obligations, the principal of and/or interest on which shall be payable from the rents, revenues and receipts derived from the Project or pledged or assigned pursuant to the Indenture or which shall be secured by any lien upon any of the properties constituting the Project.

                  (f) The execution and delivery of this Bond Purchase Agreement, the Bonds, the Lease and the Indenture and the compliance with the provisions thereof, do not and will not conflict with or constitute on the part of the Issuer a violation of, breach of or default (with or without notice or lapse of time or both) under any constitutional provision, statute, indenture, mortgage, deed of trust, resolution, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer or any of its assets is presently bound, or, to the knowledge of the Issuer, any existing order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities and property; and all consents, approvals, authorizations and orders of governmental or regulatory authorities, if any, which are required for the consummation of the transactions contemplated in this Bond Purchase Agreement have been obtained.

                  (g) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Issuer, nor to the best of the knowledge of the Issuer is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by this Bond Purchase Agreement, or which in any way would adversely affect the validity or enforceability of the Bonds, the Lease, the Indenture, this Bond Purchase Agreement or any agreement or instrument to which the Issuer is a party and is used or contemplated for use in the consummation of the transactions contemplated by this Bond Purchase Agreement.

                  (h) Neither the Issuer nor anyone acting on its behalf (including the Lessee) has directly or indirectly offered for sale or sold any of the Bonds or any similar security of the Issuer to, or solicited any offer to buy any of the same from, anyone other than the Purchaser. Neither the Issuer nor anyone else acting on its behalf will after the date hereof directly or indirectly offer any of the Bonds or any other securities under circumstances which would subject this issue and sale of the Bonds to the provisions of
Section 5 of the Securities Act of 1933, as amended.

                  (i) The Issuer has filed any and all reports with any governmental or public agency as may be required by law, including, without limitation, all reports required to be filed with the Georgia Department of Community Affairs pursuant to O.C.G.A. Section 36-82-10.

         5. LESSEE'S REPRESENTATIONS AND WARRANTIES. The Lessee makes the following representations and warranties to the Issuer and the Purchaser:

                  (a) The Lessee is a limited liability company organized and existing and in good standing under the laws of the State of New Jersey and authorized to transact business in the State of Georgia. The Lessee has full corporate power, authority and legal right to engage in the business and activities conducted or proposed to be conducted by it with respect to the Project, to execute, deliver and perform the Lease and this Bond Purchase Agreement and to perform its obligations thereunder and hereunder, including the making of payments as provided in the Lease.

                  (b) The  Lessee   has  duly  authorized  all  action  for  the
execution, delivery and performance of the Lease and this Bond Purchase Agreement and has taken all actions necessary or appropriate to insure that such documents, when executed and delivered by the Lessee, will constitute valid and legally binding obligations of the Lessee, enforceable in accordance with their respective terms, except to the extent that their enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights, and subject to the application of principles of equity, if equitable remedies are sought.

                  (c) The execution and delivery of this Bond Purchase Agreement and the Lease and the compliance with the provisions hereof and thereof by the Lessee, do not conflict with or constitute on the part of the Lessee a material violation of, breach of or default under (i) the Articles of Incorporation or By-Laws of the Lessee, (ii) any indenture, mortgage, deed of trust, lease, note agreement or other agreement or instrument to which the Lessee is a party or by which the Lessee is presently bound, or (iii) any constitutional provision or statute or any order, rule or regulation of any court or governmental or regulatory authorities, applicable to the Lessee.

                  (d) There   is  no   action,  suit,  proceeding,  inquiry   or
investigation, at law or in equity, before or by any court, public board or body, pending, or, to the Lessee's knowledge, threatened against the Lessee which could reasonably be expected to result in a decision which would materially adversely affect the transactions contemplated by this Bond Purchase Agreement or the Lease or the validity or enforceability of the Bonds, the Lease, this Bond Purchase Agreement, or any agreement or instrument to which the Lessee is a party, and used or contemplated for use in the consummation of the transactions contemplated by this Bond Purchase Agreement or the Lease.

         6. LESSEE'S COVENANTS. The Lessee covenants and agrees that it will:

                  (a) Refrain from taking or omitting to take any action which action or omission would in any way cause the proceeds from the sale of the Bonds to be applied in a manner contrary to that provided for in the Lease or in the Indenture, as in effect from time to time.

                  (b) Pay or cause to be paid, all reasonable expenses and costs incident to the authorization, issuance, printing, sale and delivery, as the case may be, of the Bonds, the Lease, the Indenture and this Bond Purchase Agreement, including without limitation (i) all filing, registration and recording fees and expenses; (ii) Trustees' fees and expenses (including the reasonable fees and expenses of its counsel); and (iii) fees and expenses of Bond Counsel and Counsel to the Issuer.

         7. CONDITIONS OF PURCHASER'S OBLIGATIONS. The Purchaser's obligation to purchase and pay for the Bonds which is to be delivered as the initial installment hereunder is subject to the fulfillment of the following conditions at or before such delivery, any one or more of which may be waived by the Purchaser:

                  (a) The Lease, the Indenture and this Bond Purchase Agreement shall have been duly authorized, executed and delivered by the respective parties thereto, in substantially the forms heretofore approved by the Purchaser, with only such changes therein as the Purchaser, the Issuer and the Lessee shall mutually agree upon;

                  (b) The Bond to be initially delivered shall have been duly authorized, executed and authenticated in accordance with the provisions of the Indenture;

                  (c) The Purchaser shall have received the following documents:

                      (i) Executed counterparts of the Lease and the Indenture;

                      (ii) Opinions dated as of the date of delivery of the Bond to be initially delivered of (A) Counsel for the Issuer in substantially the form of that which is attached hereto as Exhibit "A"; (B) Bond Counsel in substantially the form of that which is attached hereto as Exhibit "B"; and (C) Counsel for the Lessee in substantially the form of that which is attached hereto as Exhibit "C";

                      (iii) A certificate  dated  as  of the date of delivery of the Bond to be initially delivered, signed by the Chairman or Vice Chairman and the Secretary of the Issuer and in form and substance satisfactory to the Purchaser, to the effect that to the best of the information, knowledge and belief of such officers, each of the representations and warranties set forth in Paragraph 4 hereof and in the Lease is true, accurate and complete in all material respects as of the date of delivery of the Bond to be initially delivered and that the Issuer has complied with each of its covenants and agreements required in this Bond Purchase Agreement to be complied with at or prior to the date of delivery of the Bond to be initially delivered; and

                      (iv) Such  additional  opinions, certificates, instruments and other documents as the Purchaser or its counsel may reasonably request to evidence compliance with applicable law, as of the date of delivery of the Bond to be initially delivered.

         The Purchaser's obligation to purchase and pay for any of the Bonds at any time or from time to time after the delivery of the Bond to be initially delivered, as herein provided, is subject to the due execution, authentication and delivery to the Purchaser of such pertinent Bond.

         8. HOME OFFICE PAYMENT. The Issuer agrees that all amounts payable to the Purchaser with respect to any Bond held by the Purchaser or its nominee may be made to the Purchaser (without any presentment thereof, except upon payment of the final installment of principal, and with a notation of any principal payment being made thereon by the Purchaser) pursuant to and in accordance with the terms of a Home Office Payment Agreement entered into in accordance with Section 202(c) of the Indenture. In the event the Purchaser enters into a Home Office Payment Agreement, the Purchaser agrees that (a) if any Bonds are sold or transferred it will notify the Issuer, the Trustee and the Lessee of the name and address of the transferee, and include a copy of the notation referred to hereafter in this sentence and (b) prior to delivery of such Bonds, a notation shall be made on such Bonds of the date to which interest has been paid thereon and of the amount of any prepayments made on account of the principal thereof. The Purchaser agrees to indemnify the Trustee and hold it harmless from any loss, claim, action, damage or expense arising out of the Purchaser's failure to give the notice or, if it is holding such Bonds, to make the notation with respect to prepayment of the Bonds, as required in the immediately preceding sentence. The rights and obligations of the Issuer, the Lessee and the Purchaser under this Paragraph 8 shall not be assignable upon any partial transfer of the Bonds.

         9. NOTICES AND OTHER ACTIONS. Except as set forth elsewhere herein, all notices, demands and formal actions hereunder will be in writing and sent by certified or registered mail to:

         The Issuer -               Development Authority of Fulton County
         ----------                 141 Pryor Street, S.W.
                                    Suite 5001
                                    Atlanta, Georgia  30303


         with copies to:            Lewis C. Horne, Jr., Esq.
         ---------------            Nelson, Mullins, Riley & Scarborough
                                    999 Peachtree Street, N.E.
                                    Suite 1400
                                    Atlanta, Georgia  30309
                                    Telecopy No.:  (404) 817-6050

         The Lessee -               ADESA Atlanta, LLC
         ----------                 310 E. 96th Street, Suite 400
                                    Indianapolis, Indiana  46240
                                    Attn:  General Counsel
                                    Telecopy No.:  (317) 815-3656


         with copies to:            Glenn R. Thomson, Esq.
         ---------------            Alston & Bird LLP
                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia  30309-3424
                                    Telecopy No.:  (404) 253-8266


         The Purchaser -            ADESA Atlanta, LLC
         -------------              310 E. 96th Street, Suite 400
                                    Indianapolis, Indiana  46240
                                    Attn:  General Counsel
                                    Telecopy No.:  (317) 815-3656


         The Trustee -              SunTrust Bank
         -----------                25 Park Place, 24th Floor
                                    Atlanta, Georgia  30303
                                    Attn:  Corporate Trust Department
                                    Telecopy No.:  (404) 588-7335


         The Issuer, the Lessee, the Purchaser and the Trustee may, by notice given hereunder, designate any further or different addresses or telecopier numbers to which subsequent notices, certifications or other communications shall be sent.

         10.      SURVIVAL    OF    REPRESENTATIONS    AND    AGREEMENTS.    All
representations, warranties and agreements of the Issuer and the Lessee contained herein shall remain operative and in full force and shall survive (a) the execution and delivery of this Bond Purchase Agreement, and (b) the purchase of any or all of the Bonds hereunder.

         11. COUNTERPARTS. This Bond Purchase Agreement may be executed in any number of counterparts with each executed counterpart constituting an original but all of which together shall constitute one and the same instrument.

         12. SUCCESSORS; GOVERNING LAW. This Bond Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and assigns. This Bond Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, each of the parties hereto have executed and sealed this Agreement through its duly authorized representative as of the date and year first above written.


                                    ISSUER

                                    DEVELOPMENT AUTHORITY OF
                                    FULTON COUNTY
(SEAL)


                                    By:   /s/ Robert J. Shaw
                                        ----------------------------------------
                                          Chairman
Attest:



  /s/ Lewis C. Horne, Jr.
--------------------------
    Assistant Secretary














                   [Signature page - Bond Purchase Agreement]

                                    LESSEE

                                    ADESA ATLANTA, LLC
(SEAL)

                                    By:  /s/ Paul J. Lips
                                       -----------------------------------------
                                    Name:  Paul J. Lips
                                         ---------------------------------------
                                    Title: Treasurer
                                          --------------------------------------


Attest:



  /s/ Karen C. Turner
----------------------
   Karen C. Turner
   ---------------
   Secretary



















                   [Signature Page - Bond Purchase Agreement]

                                    PURCHASER

                                    ADESA ATLANTA, LLC

(SEAL)

                                    By:  /s/ Paul J. Lips
                                       -----------------------------------------
                                    Name:  Paul J. Lips
                                         ---------------------------------------
Attest:                             Title: Treasurer
                                          --------------------------------------


/s/ Karen C. Turner
-------------------
Karen C. Turner
---------------
Secretary














                   [Signature Page - Bond Purchase Agreement]

                            ACKNOWLEDGMENT OF TRUSTEE

         The undersigned Trustee acknowledges receipt of and agrees to perform those functions required of it pursuant to the provisions of Sections 2 and 8 of this Bond Purchase Agreement:

                                    SUNTRUST BANK, as Trustee
(SEAL) SUNTRUST BANK
         CORPORATE
           SEAL                     By:  /s/ Jack Ellerin
         GEORGIA                       -----------------------------------------
                                         Jack Ellerin
                                         Assistant Vice President

Attest:


  /s/ Muriel Shaw
--------------------------
Name:   MURIEL SHAW
      --------------------
Title:   TRUST OFFICER
       -------------------















                   [Signature Page - Bond Purchase Agreement]